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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our seven reports each dated February 18, 2005, relating to the financial statements and financial highlights of AIM Growth Series, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

Houston, Texas
November 1, 2005